Exhibit 99.1

Royal Gold Provides Update on its September Quarter 2021 Stream Segment Sales

DENVER, COLORADO. OCTOBER 12, 2021: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today that its wholly owned subsidiary, RGLD Gold AG, sold approximately 64,300 gold equivalent ounces1 (“GEOs”) comprised of approximately 46,400 gold ounces, 556,000 silver ounces and 2,000 tonnes of copper related to its streaming agreements during the three-month period ended September 30, 2021. Stream sales for the quarter were in line with the guidance range of 62,000 to 67,000 GEOs previously provided. The Company had approximately 26,400 GEOs in inventory at September 30, 2021, consisting of 19,000 gold ounces and 541,000 silver ounces. Inventory at September 30, 2021, was in line with the previously provided guidance range of 22,000 to 27,000 GEOs.

RGLD Gold AG’s average realized gold, silver and copper prices for the quarter were $1,795 per ounce, $24.94 per ounce and $9,451 per tonne ($4.29 per pound), respectively, compared to $1,801, $26.45 and $9,584 ($4.35), respectively, in the prior quarter ended June 30, 2021.  Cost of sales was approximately $423 per GEO for the quarter ended September 30, 2021, using the quarterly average silver-gold ratio of approximately 73 to 1 and copper-gold ratio of approximately 0.19 tonnes per ounce, compared to cost of sales of $388 per GEO in the prior quarter ended June 30, 2021.  Cost of sales is specific to the Company’s streaming agreements and is the result of the Company’s purchase of gold, silver or copper for cash payments at a set contractual price, or a percentage of the prevailing market price of gold, silver or copper when purchased.

Corporate Profile

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production-based interests. As of September 30, 2021, the Company owned interests on 190 properties on five continents, including interests on 44 producing mines and 16 development stage projects. Royal Gold is publicly traded on the Nasdaq Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:	September Quarter 2021 Call Information:

Alistair Baker	Dial-In	855-209-8260 (U.S.); toll free
Vice President Investor Relations and Business Development (720) 554-6995	Numbers:	855-669-9657 (Canada); toll free 412-542-4106 (International)
	Conference Title:	Royal Gold

Note: Royal Gold’s results for the quarter ended September 30, 2021, will be released after the market closes on Wednesday, November 3, 2021, followed by a conference call on Thursday, November 4, 2021 at 12:00 p.m. Eastern Time (10:00 a.m. Mountain Time). The call will be webcast and archived on the Company’s website for a limited time.	Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Forward-Looking Statements:  This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements about operating results for the quarter ended September 30, 2021. Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, changes to mine plans and reserves, liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, or contractual issues involving our stream or royalty agreements; risks associated with doing business in foreign countries; our ability to identify, finance, value and complete acquisitions; adverse economic and market conditions; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; the impacts of the COVID-19 pandemic; and other factors described in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2021. Most of these factors are beyond our ability to predict or control. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

1.	Gold equivalent ounces, or GEOs, is calculated by the Company as revenue (in total or by reportable segment) for a period divided by the average gold price for that same period.

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